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                                                                   EXHIBIT 10.12

                                                                  EXECUTION COPY

                          MANAGEMENT SERVICES AGREEMENT

      MANAGEMENT SERVICES AGREEMENT, dated as of October 28, 2004, by and among Calamos Family Partners, Inc., a Delaware corporation having an office located at 1111 E. Warrenville Road, Naperville, Illinois 60563 ("CFP"), and Calamos Asset Management, Inc., a Delaware corporation having an office located at 1111
E. Warrenville Road, Naperville, Illinois 60563 ("CAM").

                              W I T N E S S E T H:

      WHEREAS, CFP holds a majority of the combined voting power of all shares of capital stock of CAM; and

      WHEREAS, CFP seeks the expertise and management services of CAM to assist CFP in its own management and operations; and

      WHEREAS, CAM is willing and qualified to provide the expertise and services to CFP on the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. SERVICES. (a) During the term of this Agreement, CAM shall to the extent requested by CFP, either directly or through one or more of its subsidiaries, provide the following services and benefits to CFP:

            (i) Personnel. CAM's or its subsidiaries' personnel department shall provide CFP with substantially the same services that it provides to CAM or its subsidiaries, including, without limitation, hiring, termination, personnel transfer, and benefits administration and employee relations services.

            (ii) Payroll. CAM's or its subsidiaries' payroll department shall provide CFP with substantially the same services that it provides to CAM or its subsidiaries, including, without limitation, processing payroll, preparing payroll tax returns, mailing payroll checks, participating in payroll related audits and preparing W-2 and 1099 forms.

            (iii) Insurance. CAM shall obtain for CFP property, casualty (including general liability and worker's compensation), and crime and fiduciary insurance on an annual basis.

            (iv) Employee Benefits. CAM or its subsidiaries shall provide all the CFP employees with benefits substantially similar to benefits provided by CAM or its subsidiaries to their employees, including without limitation medical, dental, life, travel accident and disability insurance, and pension and 401(k) benefits, provided, that CAM or its subsidiaries shall obtain for CFP the insurance (including, without limitation, stop-

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      loss insurance for any benefits which are self-insured) with respect to medical, dental and disability benefits, and with respect to such other benefit as CFP may request on an annual basis reasonably acceptable to CFP.

            (v) General Corporate. CAM's or its subsidiaries' tax department, legal department, travel department and cash management department shall provide CFP with substantially the same services that it provides CAM or its subsidiaries.

            (vi) Telecommunications. CAM or its subsidiaries shall provide CFP with access to CAM's or its subsidiaries' telecommunication facilities.

            (vii) Miscellaneous. CAM or its subsidiaries shall provide to CFP such other services and benefits as the parties hereto shall mutually agree from time to time.

      (b) The services and benefits referred to in Section 1(a) above shall be provided upon the substantially same terms and conditions as they are provided to CAM, its subsidiaries and their employees. CAM and its subsidiaries shall not provide their employees with any priority or preference with respect to such services or benefits.

      2.    PAYMENT. (a) In full consideration for the services referred to in
Section 1(a) above, CFP shall pay CAM, for each service referred to in Section 1(a) above, an amount equal to Direct Cost (as defined below) plus Incremental Expense (as defined below). CAM shall deliver invoices for services rendered to CFP on a monthly basis and payment for such services shall be made by CFP to CAM monthly, in arrears. "Direct Cost" means, with respect to each service provided pursuant to this Agreement, the direct out-of-pocket expenses paid or incurred to third parties in connection with providing such service, including, without limitation, shipping, handling, travel expenses, payments to third parties (including, without limitation, all professional fees), printing and postage. "Incremental Expense" means, with respect to each service provided pursuant to this Agreement, all expenses paid or incurred by CAM and its affiliates in excess of the cost that would have been incurred in the absence of the performance of the service.

      3. INSPECTION. CFP and its agents and representatives, at CFP's expense, shall have the right to examine the books and records of CAM that relate to the costs and expenses referred to in this Agreement; provided, however, that such examination may only be conducted during regular business hours and upon ten (10) days' prior written notice.

      4. NO PROPERTY TRANSFERRED. This Agreement solely relates to the provision of services. No tangible personal property of any party hereto shall be under the control or possession of, or transferred to, the other party as a result of this Agreement, except as expressly provided herein.

      5. NO AGENCY. The parties hereto are independent contractors and nothing in this Agreement is intended to, nor shall it, create any agency, partnership or joint venture relationship between them. With respect to any third party, no party hereto, or any or its officers, directors, employees or agents, shall have the right or authority to bind or otherwise obligate the other party hereto in any way as a consequence of this Agreement.

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      6.    TERM. The Agreement shall initially have a term of 1 (one) year and shall be automatically renewed for a period of 1 (one) year at the end of each term, provided that neither party terminates the Agreement by providing a thirty days' prior notice to the other party and no other action is taken by CAM to terminate the Agreement as provided in Section 7.

      7. TERMINATION. (a) CFP may, terminate this Agreement on thirty (30) days' prior written notice to CAM with respect to any or all of its services and benefits referred to in Section 1(a).

      (b)   CAM may terminate this agreement:

            (i) on thirty (30) days' prior written notice to CFP with respect to any or all of its services and benefits referred to in
                  Section 1(a);

            (ii) if CFP is in default of the terms of this Agreement and such default continues for more than thirty (30) days after written notice thereof to CFP, provided, that such default is not principally as a result of the action or inaction of CAM;

            (iii) in the event that CAM or CFP shall (A) apply for or consent to the appointment of, or the taking possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or any substantial part of its property, (B) make a general assignment for the benefit of its creditors, (C) commence a voluntary case under the Federal Bankruptcy Code of 1978, as amended, or (D) file a petition as a debtor seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of its debts; or

            (iv) if a proceeding or case shall be commenced against any of CAM or CFP, without such party's application or consent, seeking
                  (A) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (B) the appointment of a receiver, custodian, trustee, examiner or liquidator or the like of such party or of all or any substantial part of its property, or (C) similar relief in respect of such party under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days.

      8. INDEMNIFICATION. Each of the Parties hereto (each an "Indemnifying Party") shall indemnify, defend, save and hold harmless the other party hereto, its direct and indirect subsidiaries, and each party's and its subsidiaries' officers, directors, employees and agents (collectively, the "Indemnified Parties") from and against any and all damages incurred or

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sustained by the Indemnified Parties to the extent they arise out of any (i)
breach by the Indemnifying Party of any of its covenants, agreements or obligations contained in this agreement or (ii) the Indemnifying Party's negligence, willful misconduct or reckless disregard of its duties hereunder.

            For purposes of this section, "damages" shall mean all actions, costs, damages, disbursements, obligations, penalties, liabilities, taxes, losses, charges, expenses, assessments, judgments, settlements or deficiencies of any nature whatsoever, whether foreseeable or unforeseeable (including, without limitation, any interest, penalties, reasonable investigation, legal, accounting and other costs and expenses incurred in the investigation, collection, prosecution and defense of any action, suit, proceeding or claim and amounts paid in settlement) that may be imposed or otherwise incurred or suffered by an Indemnified Party; provided, however, that damages shall exclude, and CAM shall not have liability to the Indemnified Parties under this Agreement for, consequential, special, exemplary or punitive damages.

      9. MISCELLANEOUS. (a) This Agreement shall be governed by the laws of the State of Illinois.

      (b) This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements. No provision of this Agreement may be waived or amended, except in writing executed by both CAM and CFP.

      (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed and original and together which shall constitute one and the same instrument.

      (d) The failure of any party to exercise any right or remedy provided for herein shall not be deemed a waiver of any right or remedy hereunder.

      (e) If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such determination shall not affect the validity or enforceability of any remaining provisions of this Agreement. If any provision of this Agreement is invalid under any applicable statute or rule of law, it shall be enforced to the maximum extent possible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect.

      (f) Any and all notices or communications hereunder shall be sufficiently given if in writing and sent by hand, telecopier, reputable overnight courier or by certified mail, return receipt requested, postage prepaid, addressed to the party to receive the same at its address as set forth in the preamble hereof, or to such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 9(f). Such notices or other communications shall be deemed to have been given on the date of such delivery. Any party may change its address for the purpose of this Agreement by notice to other parties given as aforesaid.

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      (g)   This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, provided that CFP may not assign any of its rights hereunder without the prior written consent of CAM.

                            [SIGNATURE PAGE FOLLOWS]

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            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                     CALAMOS ASSET MANAGEMENT, INC.

                                     By: /s/ James S. Hamman, Jr.
                                         ----------------------------
                                     Name: James S. Hamman, Jr.

                                     Title: Executive Vice President

                                     CALAMOS FAMILY PARTNERS, INC.

                                     By: /s/ John P. Calamos, Sr.
                                         ----------------------------

                                     Name: John P. Calamos, Sr.

                                     Title: President

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